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                                                                     EXHIBIT 5.1


                            [Linklaters' Letterhead]


Direct line    (852) 2842 4821/2842 4150                       30 October 2000

e-mail

Our ref        CCLL/KHY

Your ref


China Mobile (Hong Kong) Limited
60th Floor, The Center
99 Queen's Road Central
Hong Kong

Dear Sirs

CHINA MOBILE (HONG KONG) LIMITED (THE COMPANY)

1 We have acted as Hong Kong legal advisers to the Company in connection with the offering of shares (including shares issuable upon exercise of certain proposed over-allotment option), of par value HK$0.10 each (the "SHARES") in the capital of the Company (the "OFFERING") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") as described in the draft prospectus (the "PROSPECTUS") contained in the Company's registration statement on Form F-3, (the "REGISTRATION STATEMENT") filed with the United States Securities and Exchange Commission (the "SECURITIES AND EXCHANGE COMMISSION") on 4 October 2000, as amended to date.


2 We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

     (a)  certificate of incorporation of the Company;

     (b) minutes of a meeting of the directors of the Company held on 4 October 2000 approving, among other matters, the issue of the Shares and the Offering (the "BOARD MINUTES");


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     (c)  the Memorandum and Articles of Association of the Company; and

     (d) such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

3    We have also examined the results of searches undertaken by us on the
     Company:

     (a) on 30 October 2000, of the cause book kept at the High Court of Hong Kong Special Administrative Region ("Hong Kong" or "HKSAR") against the Company (which revealed no petition for the winding-up of the Company or for the appointment of a receiver of the Company):

     (b) on 30 October 2000, at the Official Receiver's Office of the Registrar General's Department in Hong Kong; and

     (c) on 30 October 2000, at the public files maintained at the Registrar of Companies in Hong Kong.

4    We have assumed:

     (a) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

     (b) the conformity to original documents of all copy documents examined by us;

     (c) there have been no amendments to the Memorandum and Articles of Association of the Company since the date of our search referred to in paragraph 3(c) above;

     (d) the completeness and accuracy in all respects of the information disclosed in the search results relating to the Company referred to in paragraphs 3(a), 3(b) and 3(c) of this letter and that the information entered or contained in or on the relevant registers and/or cause book has not, since the date as of which such search results were obtained, been materially altered or added to and that such searches did not fail to disclose any information which has been delivered for filing but which did not appear on the public file and was not disclosed at the time of the relevant search; and

     (e) the directors of the Company were the directors of the Company and had not been removed, resigned or otherwise vacated their respective offices as directors at the time of adoption of the Board Minutes and any provisions contained in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or the Articles of Association of the Company relating to the declaration of directors' interests or the power of interested directors to vote were duly observed and that the resolutions set out in the Board Minutes have not been amended or rescinded and are in full force and effect.

5 Based on and subject to the foregoing and to the qualifications and reservations set out below, we are of the following opinion:

     (a) the Company has been duly incorporated and is validly existing as a company limited by shares under the laws of Hong Kong; and

     (b) subject to the underwriting agreements to be entered into by the underwriters of the Offering and the Company becoming unconditional in all respects and not terminated in accordance with the provisions thereof, when the new Shares referred to therein have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and assuming that the board of directors of the Company or a duly authorised committee thereof validly passes resolution(s) for the issue and

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          allotment of the new Shares, the new Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such shares).

6 We express no opinion on any law other than the laws of Hong Kong. This opinion is governed by and construed in accordance with the laws of Hong Kong and is limited to and is given on the basis of the current law and practice in Hong Kong. Without prejudice to the generality of the preceding sentences, we are not admitted to practise law in any State of the United States or in the People's Republic of China or the British Virgin Islands and accordingly, this letter is not intended to constitute, nor should it be construed as, advice regarding the securities laws or any other laws of the Unites States or any State thereof or of the People's Republic of China or of the British Virgin Islands and we express no opinion as to the jurisdiction of any court of the United States or any State thereof or of the People's Republic of China or of the British Virgin Islands.

7 This letter is addressed to the Company solely for its benefit. It may not be transmitted to or relied upon by anyone else or for any other purpose or quoted or referred to in any other document or filed with anyone and neither its contents nor its existence may be disclosed without our prior written consent.

8 We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


Yours faithfully


/s/ Linklaters
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Linklaters

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